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                                                                    Exhibit 10.5


                           WARRANT PURCHASE AGREEMENT


         This WARRANT AND COMMON STOCK PURCHASE AGREEMENT (this "Agreement") is made as of March 6, 1998 by and between VIDEO UPDATE, INC., a Delaware corporation (the "Company"), and BANQUE PARIBAS, GRAND CAYMAN BRANCH (the "Purchaser").

                                 R E C I T A L S

         WHEREAS, the Company desires to sell to the Purchaser, and the Purchaser desires to purchase from the Company, certain common stock purchase warrants (the "New Warrants"), which New Warrants shall (i) be subject to a warrant and shareholder agreement in the form of Exhibit A attached hereto (the "Warrant Agreement") and a registration rights agreement in the form of Exhibit C hereto (the "Registration Rights Agreement") and (ii) initially entitle the holder to purchase 1,000,000 shares of Class A common stock, par value $.01, of the Company (the "Common Stock") (subject to adjustment) as set forth in the New Warrant Certificate (as defined below) and the Warrant Agreement;

         WHEREAS, the Company desires to issue to the Purchaser certain common stock purchase warrants (the "Exchange Warrants"), and the Purchaser desires to surrender to the Company certain certain common stock purchase warrants issued by Moovies, Inc. (the "Moovies Warrants"), which Exchange Warrants shall (i) be subject to the Warrant Agreement and the Registration Rights Agreement and (ii) initially entitle the holder to purchase 375,000 shares of Common Stock (subject to adjustment) as set forth in the Exchange Warrant Certificate (as defined below) and the Warrant Agreement; and

         WHEREAS, the Company and the Purchaser desire to enter into this Agreement, the New Warrant Certificate, the Exchange Warrant Certificate, the Warrant Agreement and the Registration Rights Agreement (collectively, the "Equity Documents");

         NOW, THEREFORE, in consideration of the foregoing recitals and mutual covenants contained herein, the parties agree as follows:

1.       Sale and Purchase of New Warrants.

         The Company hereby agrees to sell to the Purchaser and the Purchaser hereby agrees to purchase from the Company, subject to the conditions and restrictions contained in this Agreement and in reliance on the representations and warranties of the Company and the Purchaser contained herein, the New Warrants for good and valuable consideration, receipt of which is hereby acknowledged. The Company shall issue and deliver certificates to the Purchaser evidencing the New Warrants in the form of Exhibit B-1 attached hereto (the "New Warrant Certificate") concurrently with the Purchaser's execution of this Agreement and the other Equity Documents.
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2.       Issuance of Exchange Warrants.

         The Company hereby agrees to issue to the Purchaser the Exchange Warrants, and the Purchaser hereby agrees to surrender to the Company the Moovies Warrants, in each case subject to the conditions and restrictions contained in this Agreement and in reliance on the representations and warranties of the Company and the Purchaser contained herein. The Company shall issue and deliver certificates to the Purchaser evidencing the Exchange Warrants in the form of Exhibit B-2 attached hereto (the "Exchange Warrant Certificate" and, together with the New Warrant Certificate, collectively, the "Warrant Certificates") concurrently with the Purchaser's execution of this Agreement and the other Equity Documents.

3.       Restrictions on Transfer of Warrants.

         The transfer of the Warrants shall be limited as provided in the Warrant Certificates and/or the Warrant Agreement.

4.       Company Representations.

         The Company represents and warrants to the Purchaser as follows:

         (a) The Company (i) is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction of its incorporation, (ii) has the power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is duly qualified as a foreign corporation and is in good standing in each jurisdiction where the ownership, leasing or operation of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not reasonably be expected to have a material adverse effect on the business, operations, property, assets, condition (financial or otherwise) or prospects of the Company and its subsidiaries taken as a whole.

         (b) The authorized capital stock of the Company consists of (i) 60,000,000 shares of Common Stock and (ii) 5,000,000 shares of preferred stock (the "Preferred Stock"). After giving effect to the transactions on the date hereof, there will be (i) [________] million shares of Common Stock issued and outstanding and (ii) no shares of Preferred Stock issued and outstanding. On the date hereof, all outstanding shares of capital stock of the Company have been duly authorized and validly issued and fully paid and nonassessable.

         (c) This Agreement and the other Equity Documents have been duly authorized, executed and delivered by the Company and are the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance and transfer, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law).


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         (d) As of the date hereof, sufficient shares of the Company's Common
Stock have been authorized and duly reserved for issuance pursuant to the Warrants. The shares of Common Stock issuable upon the exercise of the Warrants, when issued in accordance with the terms thereof, will be validly issued, fully paid and nonassessable.

         (e) Neither the execution, delivery or performance by the Company of this Agreement or any other Equity Document, nor compliance by it with the terms and provisions thereof, (i) will contravene any provision of any law or statute of the United States or any State or territory thereof or any rule or regulation or any order, writ, injunction or decree of any court or governmental instrumentality applicable to it, (ii) will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any lien upon any of the property or assets of the Company or any of its subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement, loan agreement or any other agreement, contract or instrument to which the Company or any of its subsidiaries is a party or by which it or any of its property or assets is bound or to which it may be subject (including, without limitation, the Credit Agreement referred to below) or (iii) will violate any provision of the articles of incorporation or by-laws (or analogous organizational documents) or any amendments thereto of the Company or any of its subsidiaries.

         (f) Other than such documentation as may be required to be filed with the Secretary of State of Delaware to authorize the issuance of any Equivalent Nonvoting Security (as defined in the Warrant Agreement), no authorizations, consents or approvals of or filings with any governmental agencies or authorities are required in connection with the execution, delivery and performance of this Agreement or any other Equity Document by the Company.

         (g) The representations and warranties of the Company contained in the Credit Agreement, dated as of March 6, 1998, among the Company, various financial institutions and Banque Paribas, as Agent, are hereby confirmed and restated, each such representation and warranty, together with all related definitions and ancillary provisions being incorporated into this Agreement by reference as though specifically set forth in this Section.

5.       Purchaser Representations.

         The Purchaser represents and warrants to the Company as follows:

         (a) The Purchaser is acquiring the Warrants for investment for its own account and not with a view to, or for the resale in connection with, the distribution or other disposition thereof.

         (b) The Purchaser will not, during the term of the Warrants, directly or indirectly, offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of the Warrants except in accordance with the terms of this Agreement, the relevant Warrant Certificate and the other Equity Documents.


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         (c) The Purchaser understands that the offer and sale of the Warrants, any Common Stock issuable thereunder have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and that the same cannot be sold, pledged, assigned or otherwise disposed of unless the same is subsequently registered under the Securities Act or an exemption from such registration is available.

         (d) The Purchaser is an "accredited investor" as defined in Regulation D promulgated under the Securities Act of 1933, as amended. The Purchaser acknowledges its receipt of a copy of the Registration Statement of the Company dated January 27, 1998, which contains disclosures denoted as "Risk Factors" and other statements made by the Company that are not historical facts but are forward looking statements involving risks and uncertainties. The Purchaser has sufficient knowledge and experience in investing in companies similar to the Company so as to be able to evaluate the risks and merits of any investment in the Company and is able financially to bear the risks thereof.

6.       Miscellaneous.

         (a) Further Assurances. Each party hereto agrees to perform any further acts and execute and deliver any document which may be reasonably necessary to carry out the intent of this Agreement.

         (b) Binding Agreement. This Agreement shall bind and inure to the benefit of the successors and assigns of the Company and the Purchaser.

         (c) Amendments. This Agreement may be amended at any time by the written agreement and consent of the parties hereto.

         (d) Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without regard to such State's choice of law provisions.

         (e) Entire Agreement. This Agreement, including the agreements referred to herein, constitutes the entire agreement and understanding between the parties pertaining to the subject matter hereof and supersedes any and all prior agreements, whether written or oral, relating thereto.

         (f) Headings. Introductory headings at the beginning of each section of this Agreement are solely for the convenience of the parties and shall not be deemed to be a limitation upon or description of the contents of any such section.

         (g) Conditions. This Agreement shall become effective when (i) each of the Company and the Purchaser shall have duly executed and delivered the Warrant Agreement and the Registration Rights Agreement, (ii) the Company shall have duly executed and delivered to the Purchaser the Warrant Certificates, (iii) the Purchaser shall have surrendered the Moovies Warrants to the Company for cancellation and (iv) the Company shall have delivered to the



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Purchaser an opinion of Gadsby & Hannah, LLP, dated the date hereof, in the form set forth in Exhibit D attached hereto.

         (h) Counterparts. This Agreement may be executed in two or more counterparts, all of which, when taken together, shall constitute one and the same instrument.


                                     * * * *



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         IN WITNESS WHEREOF, the parties hereto have duly executed this
Agreement as of the day and year first written above.


                                       VIDEO UPDATE, INC.


                                       By: /s/ Daniel A. Potter
                                           -------------------------------
                                           Title:



                                       BANQUE PARIBAS, GRAND CAYMAN BRANCH



                                       By: /s/ D. Ercole
                                           -------------------------------
                                           Title:




                                       By:
                                           -------------------------------
                                           Title:




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